Exhibit 10.15

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of [  ], 2013, by and between Truett-Hurst, Inc., a Delaware corporation (the “Corporation”), and the holders of LLC Units (as defined herein) from time to time party hereto.

WHEREAS, the parties hereto are party to the Third Amended and Restated Operating Agreement, dated as of the date hereof;

WHEREAS, the parties hereto desire to provide for the exchange from time to time of LLC Units for shares of Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1  Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

A “Change in Control” shall be deemed to have occurred if or upon:

(i)           the stockholders of the Corporation approve the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act, other than to any wholly owned subsidiary of the Corporation;

(ii)          the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other person, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50.1% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;

(iii)         the stockholders of the Corporation approve the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Corporation;

(iv)         the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation; or (b) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation ((a) and (b) collectively are referred to herein as “Exempt Persons”)) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50.01% of the aggregate voting power of the Voting Securities of the Corporation;

(v)         during any 12-month period, individuals who at the beginning of such period composed the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66 2/3% of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; or

(vi)        the Corporation (or a directly or indirectly wholly owned subsidiary thereof) ceases to be the sole Managing Member of HDD.

“Change in Control Event” means any of the following (i) the commencement of, or the first public announcement of the intent to commence, any transaction, including, without limitation, a tender or exchange offer by any person or entity (other than any Exempt Person), the consummation of which would result in a Change in Control; (ii) the commencement of, or the first public announcement of the intent to commence, any proxy solicitation by any person or entity subject to Rule 14a-12(c) under the Exchange Act, the consummation of which would result in a Change in Control; (iii) the Corporation, HDD or any affiliate thereof entering into an agreement with any person or entity which, if consummated, would result in a Change in Control; or (iv) the adoption by the Board of Directors of the Corporation of resolutions authorizing any transaction or event which, if consummated, would result in a Change in Control.

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation” means Truett-Hurst, Inc., a Delaware corporation, and any successor thereto.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the number of shares of Class A Common Stock for which an LLC Unit is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be 1 for 1, subject to adjustment pursuant to Section 2.2 of this Agreement.

“HDD” means H.D.D. LLC, a California limited liability company, and any successor thereto.

“HDD Operating Agreement” means the Third Amended and Restated Operating Agreement of HDD, dated on or about the date hereof, as such agreement may be amended from time to time.

“IPO” has the meaning set forth in Section 2.1(a)(i) of this Agreement.

“LLC Unit” means (i) each LLC Unit (as such term is defined in the HDD Operating Agreement) issued as of the date hereof and (ii) each LLC Unit or other interest in HDD that may be issued by HDD in the future that is designated by the Corporation as an “LLC Unit.”

“LLC Unitholder” means each holder of one or more LLC Units that may from time to time be a party to this Agreement.

“Permitted Transferee” has the meaning given to such term in Section 3.1 of this Agreement.

“Takeover Law” has the meaning given to such term in Section 3.1 of this agreement.

“Voting Securities” shall mean any securities of the Corporation which are entitled to vote generally in matters submitted for a vote of the Corporation’s stockholders or generally in the election of the Corporation’s board of directors.

ARTICLE II

SECTION 2.1  Exchange of LLC Units for Class A Common Stock.

(a)           (i)           Subject to Section 2.1(a)(ii) and Section 2.1(f) hereof, from and after the date of the closing of the initial public offering and sale of Class A Common Stock (as contemplated by the Corporation’s Registration Statement on Form S-1 (File No. 333-[  ])) (the “IPO”), each LLC Unitholder shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender LLC Units in exchange for the delivery by the Corporation of (x) a number of shares of Class A Common Stock that is equal to the product of the number of LLC Units surrendered multiplied by the Exchange Rate (such exchange, an “Exchange”), provided that any such Exchange is for a minimum of the lesser of 1,000 LLC Units or all of the LLC Units held by such LLC Unitholder or (y) if the Corporation so elects, an amount of cash calculated in accordance with Section 2.1(f) hereof.

(ii)           Notwithstanding anything to the contrary herein, upon the occurrence of any Change in Control Event, each LLC Unitholder shall be entitled, upon the terms and subject to the conditions hereof, to elect to Exchange LLC Units for shares of Class A Common Stock, or cash at the election of the Corporation; provided, that any such Exchange pursuant to this sentence shall be effective immediately prior to the consummation of the Change in Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated); and provided further, that any such election pursuant to this Section 2.1(a)(ii) may be withdrawn by the LLC Unitholder who submitted such election by providing written notice to the Corporation not less than four business days prior to the consummation of the Change in Control.

(b)           An LLC Unitholder shall exercise its right to Exchange LLC Units as set forth in Section 2.1(a) above by delivering to the Corporation a written election of exchange in respect of the LLC Units to be Exchanged substantially in the form of Exhibit A hereto, duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours at the principal executive offices of the Corporation.  Should the Exchange be satisfied in shares of Class A Common Stock, subject to Section 2.1(a)(ii), as promptly as practicable following the delivery of such a written election of exchange, and in any event within three business days, the Corporation shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Corporation, the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant Exchanging LLC Unitholder; to the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Company will, subject to Section 2.1(c) below, upon the written instruction of an Exchanging Unitholder, use its reasonable best efforts to deliver the shares of Class A Common Stock deliverable to such Exchanging Unitholder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Exchanging Holder.

(c)           The Corporation and each Exchanging LLC Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Corporation shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the LLC Unitholder that requested the Exchange, then such LLC Unitholder and/or the person in whose name such shares are to be delivered shall pay to the Corporation the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not payable.

(d)           The Corporation covenants and agrees that, prior to taking or causing to be taken any action that would cause interests in HDD to not meet the requirements of Treasury Regulation section 1.7704-1(h), including, without limitation, issuing any LLC Units in a transaction required to be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, it will provide at least 15 business days’ advance written notice describing the proposed action in reasonable detail to the LLC Unitholders and provide each LLC Unitholder with the opportunity to effect an Exchange of all such LLC Unitholder’s LLC Units in accordance with the terms of this Agreement; provided, however, that in no event will the Corporation take or cause to be taken any action that would cause interests in HDD to not meet the requirements of Treasury Regulation section 1.7704-1(h) prior to the first anniversary of the closing of the IPO. Provided that the notice and opportunity to Exchange contemplated by the previous sentence has been provided to the LLC Unitholders, then, notwithstanding anything to the contrary herein, if the Board of Directors of the Corporation, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in HDD do not meet the requirements of Treasury Regulation section 1.7704-1(h), the Corporation may impose such restrictions on Exchange as the Corporation may reasonably determine to be necessary or advisable so that HDD is not treated as a “publicly traded partnership” under Section 7704 of the Code.

(e)           For the avoidance of doubt, and notwithstanding anything to the contrary herein, an LLC Unitholder shall not be entitled to Exchange LLC Units to the extent the Corporation reasonably determines in good faith that such Exchange (i) would be prohibited by law or regulation or (ii) would not be permitted under any other agreement with the Corporation or its subsidiaries to which such LLC Unitholder is then subject (including, without limitation, the HDD Operating Agreement) or any written policies of the Corporation relating to insider trading then applicable to such LLC Unitholder. For avoidance of doubt, no Exchange shall be deemed to be prohibited by any law or regulation pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available.

(f)           If the Corporation elects to satisfy an Exchange in cash, then an Exchanging LLC Unitholder may receive cash in lieu of shares of Class A Common Stock in exchange for LLC Units surrendered in accordance with Section 2.1(a), in an amount equal to the Market Value of the shares of Class A Common Stock that such Exchanging LLC Unitholder would have received absent such an election by the Corporation.  For the purposes of this Section 2.1(f), the “Market Value” as of a particular date shall be determined as follows: (i) if, at the time of the Exchange, the LLC Units are convertible for shares of Class A Common Stock (or the securities of any successor company to the Corporation) that trade on a national securities exchange, the Market Value shall be the average of the closing sale prices over the ten (10) trading days ending one (1) day prior to the date of the Exchange; (ii) if, at the time of the Exchange, the LLC Units are convertible for Class A Common Stock (or the securities of any successor company to the Corporation) that trade over-the-counter, the Market Value shall be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) day period ending three (3) days prior to the date of the Exchange; and (iii) if the LLC Units are not convertible for securities of the Corporation, or any other entity the securities of which are listed or traded on an established securities market, then the Market Value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.  If the the Exchanging LLC Unitholder does not receive notice of the Corporation’s cash election substantially in the form of Exhibit B within five (5) business days of the Corporation’s receipt of such Exchanging LLC Unitholder’s election of exchange, the Corporation shall forfeit the right to satisfy such Exchange in cash.

SECTION 2.2  Adjustment.

(a)           The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the LLC Units.

If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging LLC Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging LLC Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.  For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the LLC Units held by the LLC Unitholders and their Permitted Transferees as of the date hereof, as well as any LLC Units hereafter acquired by an LLC Unitholder and his or her or its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “LLC Units” shall be deemed to include, any security, securities or other property of HDD which may be issued in respect of, in exchange for or in substitution of LLC Units by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

SECTION 2.3  Class A Common Stock to be Issued.

(a)           If the Corporation does not elect to satisfy an Exchange in cash pursuant to Section 2.1(f), the Corporation covenants and agrees to deliver shares of Class A Common Stock that have been registered under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares.  In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the LLC Unitholder requesting such Exchange, the Corporation shall use its reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation shall use its reasonable best efforts to list the Class A Common Stock required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Corporation or HDD from satisfying their obligations in respect of the exchange of the LLC Units by delivery of Class A Common Stock which are held in the treasury of the Corporation or HDD or any of their subsidiaries.

(b)           The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof).

(c)           Prior to the date of this Agreement, the Corporation has taken all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such person pursuant to this Agreement).

(d)           If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, the Corporation shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

(e)           The Corporation covenants that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any person or entity.

ARTICLE III

SECTION 3.1  Representations and Warranties of the Corporation. The Corporation represents and warrants that (i) it is a corporation duly incorporated and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Corporation and the consummation by it of the transactions contemplated hereby (including without limitation, the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate action on the part of the Corporation, including but not limited to all actions necessary to ensure that the acquisition of shares Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of the Corporation’s Board of Directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”), (iv) this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby will not (A) result in a violation of the Certificate of Incorporation of the Corporation or the Bylaws of the Corporation or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Corporation is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Corporation or by which any property or asset of the Corporation is bound or affected, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not reasonably be expected to have a material adverse effect on the Corporation or its business, financial condition or results of operations.

SECTION 3.2  Representations and Warranties of the LLC Unitholders. Each LLC Unitholder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such LLC Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such LLC Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by such LLC Unitholder and the consummation by such LLC Unitholder of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the Certificate of Incorporation and Bylaws or other organizational documents of such LLC Unitholder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such LLC Unitholder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable such LLC Unitholder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such LLC Unitholder of this Agreement.

ARTICLE IV

SECTION 4.1  Additional LLC Unitholders. To the extent an LLC Unitholder validly transfers any or all of such holder’s LLC Units to another person in a transaction in accordance with, and not in contravention of, the HDD Operating Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit C hereto, whereupon such Permitted Transferee shall become an LLC Unitholder hereunder. To the extent HDD issues LLC Units in the future, then the holder of such LLC Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit C hereto, whereupon such holder shall become an LLC Unitholder hereunder.

SECTION 4.2  Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)           If to the Corporation, to:

P.O. Box 1532
Healdsburg, CA 95448
Attention: Chief Financial Officer
Fax: (707) 431-4402
Electronic Mail: james@truetthurst.com

With a copy to:

Anna T. Pinedo, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104
Fax: (212) 468-7900
Electronic Mail: apinedo@mofo.com

(b)           If to any LLC Unitholder, to the address and other contact information set forth in the records of HDD from time to time.

SECTION 4.3  Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 4.4  Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

SECTION 4.5  Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 4.6  Amendment. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Corporation and (ii) LLC Unitholders holding at least two thirds of the then outstanding LLC Units (excluding LLC Units held by the Corporation); provided that except as otherwise provided herein (including, without limitation, in Section 2.1(d)), no amendment may materially and adversely affect the rights of an LLC Unitholder, as such, other than on a pro rata basis with other LLC Unitholders without the consent of such LLC Unitholder (or, if there is more than one such LLC Unitholder that is so affected, without the consent of a majority of such affected LLC Unitholder in accordance with their holdings of LLC Units).

SECTION 4.7  Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 4.8  Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce.  If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)           Notwithstanding the provisions of paragraph (a), the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto (i) expressly consents to the application of paragraph (c) of this Section 4.8 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c)           (i)             EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 4.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii)           The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 4.8 and such parties agree not to plead or claim the same.

SECTION 4.9  Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.9.

SECTION 4.10  Tax Treatment. This Agreement shall be treated as part of the partnership agreement of HDD as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.

SECTION 4.11  Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4.12  Independent Nature of LLC Unitholders’ Rights and Obligations. The obligations of each LLC Unitholder hereunder are several and not joint with the obligations of any other LLC Unitholder, and no LLC Unitholder shall be responsible in any way for the performance of the obligations of any other LLC Unitholder under hereunder.  The decision of each LLC Unitholder to enter into to this Agreement has been made by such LLC Unitholder independently of any other LLC Unitholder.  Nothing contained herein, and no action taken by any LLC Unitholder pursuant hereto, shall be deemed to constitute the LLC Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the LLC Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the LLC Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 4.13  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

TRUETT-HURST, INC.

By:
Name:
Title:

LLC UNITHOLDERS

THE HURST FAMILY REVOCABLE TRUST dated August 1, 2004

By:
Phillip L. Hurst, Co-Trustee

By:
Sylvia M. Hurst, Co-Trustee

HAMBRECHT WINE GROUP, L.P., a California limited partnership

By: HAMBRECHT WINE MANAGEMENT INC., a California corporation Its: General Partner

By:
William R. Hambrecht, Chairman

THE DOLAN 2005 FAMILY TRUST U/T/D dated August 24, 2005

By:
Heath E. Dolan, Trustee

[Exchange Agreement]

THE DOLAN 2003 FAMILY TRUST U/T/A dated June 5, 2003

By:
Paul E. Dolan, III, Trustee

THE CARROLL-OBREMSKEY FAMILY REVOCABLE TRUST DATED APRIL 5, 1996

By:
Daniel A. Carroll, Trustee

By:
Stasia A. Obremskey, Trustee

Mark De Meulenaere

Forrester R. Hambrecht

Barrie Graham

Anna Schweizer

Virginia Marie Lambrix

[Exchange Agreement]

EXHIBIT A

FORM OF
ELECTION OF EXCHANGE

A-1

EXHIBIT B

FORM OF
CASH ELECTION NOTICE

B-1

EXHIBIT C
FORM OF
JOINDER AGREEMENT

C-1